Calculation of Filing Fee Tables
S-1
DATA I/O CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, no par value per share	457(a)	4,686,371	$ 3.00	$ 14,059,113.00	0.0001381	$ 1,941.56
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 14,059,113.00		$ 1,941.56
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,941.56
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of the registrant's common stock as may be issued or issuable as a result of stock splits, stock dividends, stock distributions, and similar transactions. (2) Includes 4,686,371 shares of the registrant's common stock, consisting of (i) 869,840 shares of Common Stock, (ii) warrants to acquire 1,080,000 shares of Common Stock, and (iii) convertible preferred stock to acquire 2,736,531 shares of Common Stock, such shares of common stock to be offered and sold by the selling stockholders identified in this registration statement on Form S-1. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for a share of the registrant's common stock as reported on the Nasdaq Capital Market on July 28, 2026, which date is a date within five business days of the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date